CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Suprema Specialties Inc.
Paterson, New Jersey


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-06599) of Suprema Specialties, Inc. of our reports dated September 18, 2000 relating to the financial statements and schedule of Suprema Specialties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.


/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Woodbridge, New Jersey
September 26, 2000